Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Securities and Exchange Commission

Washington, DC

We consent to the use in this Registration Statement on Form S-1 of IdeaEdge, Inc. (formerly VOS International, Inc.), of our report dated December 14, 2007, relating to our audits of the financial statements for the years ended September 30, 2007 and 2006, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in such Prospectus.

Cordovano and Honeck LLP

Englewood, Colorado

September 11, 2008